UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2004

SBS Technologies, Inc.

(Exact name of registrant as specified in charter)

New Mexico (State or other jurisdiction of incorporation)	1-10981 (Commission File Number)	85-0359415 (I.R.S. Employer Identification No.)

2400 Louisiana Blvd., NE AFC Bldg. 5-600

Albuquerque, New Mexico 87110

(Address of principal executive offices) (Zip code)

(505) 875-0600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 22, 2004, SBS Technologies, Inc. (the "Company") issued a press release announcing that the following persons were elected as directors at the annual shareholders meeting on November 18, 2004: Christopher J. Amenson, Warren W. Andrews, Lawrence A. Bennigson, Peter D. Fenner, Clarence W. Peckham, Richard Szafranski, and Alan F. White. In addition, the appointment of KPMG LLP as the company's independent registered public accountants was ratified by the shareholders.

At the regular board of directors meeting following the annual shareholders meeting, Christopher J. Amenson was elected as Chairman of the Board and Lawrence A. Bennigson was elected as Lead Director.

The board also approved strategic operating investments of up to an additional $2.5 million through the remainder of the Company's fiscal year ending June 30, 2005 to pursue growth initiatives and take advantage of current market conditions in the government and international markets. An updated financial model for SBS Technologies will be posted on the Company's website, www.sbs.com. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K and the Exhibit attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1 *	Press release dated November 22, 2004.
* Provided in PDF format as a courtesy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC.

	By:	/S/ James E. Dixon Jr._____
James E. Dixon, Jr.
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: November 26, 2004

EXHIBIT INDEX
Exhibit Number	Description

99.1 *	Press release dated November 22, 2004.

* Also provided in PDF format as a courtesy